   As filed with the Securities and Exchange Commission on September 29, 1995
================================================================================
                                                   REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ------------------------

                                  FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ------------------------

                            DANIEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                   74-1547355
(State or other jurisdiction of incorporation            (I.R.S Employer
             or organization)                          Identification No.)


            9753 PINE LAKE DRIVE,
               HOUSTON, TEXAS                                  77055
(Address of Principal Executive Offices)                     (Zip Code)

                             1977 STOCK OPTION PLAN
                                       OF
                            DANIEL INDUSTRIES, INC.
                            (Full title of the plan)

                                THOMAS L. SIVAK
                            DANIEL INDUSTRIES, INC.
                              9753 PINE LAKE DRIVE
                             HOUSTON, TEXAS  77055
                    (Name and address of agent for service)

                                 (713) 467-6000
         (Telephone number, including area code, of agent for service)

                          ------------------------

                                   Copies to:
                            GREGORY J. SERGESKETTER
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                          ------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                       Proposed maximum         Proposed maximum
   Title of securities         Amount to be           offering price per       aggregate offering          Amount of
    to be registered            registered                share (1)                 price (1)          registration fee
------------------------------------------------------------------------------------------------------------------------
   Common Stock, $1.25
      par value (2)        650,000 shares (1)(3)          $14.875(4)              $9,668,750(4)            $3,334.05
========================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Plan.

(2)   Includes the preferred stock purchase rights associated with the Common
      Stock.

(3) Pursuant to Rule 429, the prospectus related to this registration statement also relates to the registration statement on Form S-8 (No. 2-65288), which also registered shares of Common Stock to be issued upon the exercise of options granted under the Plan.

(4) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low price of a share of Common Stock on the New York Stock Exchange consolidated reporting system on September 27, 1995, which was $14.875.

      This Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The registration statement on Form S-8 (No. 2-65288), which also registered shares of Common Stock to be issued upon the exercise of options granted under the Plan, is incorporated herein by reference. In addition, the following documents, which have been filed by Daniel Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement.

          1. Item 14(b) on page 22 of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1990 filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1994, filed by the Company under the Exchange Act..

          3. Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 1994, filed by the Company under the Exchange Act.

          4. Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1995, filed by the Company under the Exchange Act.

          5. Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1995, filed by the Company under the Exchange Act.

          6. The "Description of Common Stock and Rights" contained in the Company's Registration Statement on Form S-3 (Registration No. 33-40160).

          7. Current Report of the Company on Form 8-K (File No. 1-6098, February 9, 1995).

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 5.    Interest of Counsel.

           Thomas L. Sivak is an Executive Officer of and General Counsel to the Company.

Item 8.    Exhibits.

   5.1      -- Opinion of Thomas L. Sivak, General Counsel to the Company
  23.1      -- Consent of Price Waterhouse  LLP
  23.2      -- Consent of  Thomas L. Sivak, General Counsel to the Company
               (contained in Exhibit 5.1)
  24.1      -- Power of Attorney (contained on page II-2 hereof)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 1995.



                                        DANIEL INDUSTRIES, INC.
                                        (Registrant)



                                        By:  /s/  MICHAEL R. YELLIN
                                            -------------------------------
                                                 (Michael R. Yellin)
                                         Vice President, Secretary and Treasurer



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. A. Griffin, III and Michael R. Yellin, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution , for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Name                                     Title                            Date
 ----------------------------------------- --------------------------------------  -----------------------
           /s/  RICHARD L. O'SHIELDS         Chairman of the Board of Directors       September 18, 1995
 -----------------------------------------
              (Richard L. O'Shields)

           /s/  W. A. GRIFFIN, III                 Director, President and            September 18, 1995
 -----------------------------------------         Chief Executive Officer
            (W. A. Griffin, III)



                                                   Vice President-Finance             September 18, 1995
           /s/  HENRY G. SCHOPFER, III          (Principal Financial Officer)
 -----------------------------------------
           (Henry G. Schopfer,  III)

           /s/  MARY BESHEARS                           Controller                    September 18, 1995
 -----------------------------------------
              (Mary Beshears)

           /s/ RALPH H. CLEMONS, JR.                      Director                    September 18, 1995
 -----------------------------------------
           (Ralph H. Clemons, Jr.)

           /s/  GIBSON GAYLE, JR.                         Director                    September 18, 1995
 -----------------------------------------
            (Gibson Gayle, Jr.)

           /s/  RONALD C. LASSITER                        Director                    September 18, 1995
 -----------------------------------------
           (Ronald C. Lassiter)

           /s/  LEO E. LINBECK, JR.                       Director                    September 18, 1995
 -----------------------------------------
           (Leo E. Linbeck, Jr.)

           /s/  WILLIAM C. MORRIS                         Director                    September 18, 1995
 -----------------------------------------
            (William C. Morris)

           /s/  W. A. GRIFFIN                             Director                    September 18, 1995
 -----------------------------------------
              (W. A. Griffin)

           /s/  BRIAN E. O'NEILL                          Director                    September 18, 1995
 -----------------------------------------
            (Brian E. O'Neill)

                               INDEX TO EXHIBITS


    Exhibit
    Number                               Description
    ------                               -----------
      5.1            Opinion of  Thomas L. Sivak, General Counsel to the Company

     23.1            Consent of Price Waterhouse LLP

     23.2            Consent of  Thomas L. Sivak, General Counsel to the Company
                     (contained in Exhibit 5.1)

     24.1            Power of Attorney (contained on page II-2 hereof)
